EXHIBIT 99.6

UNITED STATES OF AMERICA
BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

In the Matter of	)
)
RIGGS NATIONAL CORPORATION	)	Docket Nos. 04-011-B-HC
Washington, D.C.	)	04-011-B-EC
)
and	)
)
RIGGS INTERNATIONAL BANKING	)
CORPORATION	)
Miami, Florida	)
)

     WHEREAS, Riggs National Corporation, Washington, D.C., a registered bank holding company, is taking steps to address deficiencies identified by the Federal Reserve Bank of Richmond (the “Richmond Reserve Bank”) and the Federal Reserve Bank of Atlanta (the “Atlanta Reserve Bank”) at Riggs National Corporation and Riggs International Banking Corporation, Miami, Florida, an Edge corporation organized under Section 25A of the Federal Reserve Act (12 U.S.C. 611 et seq.) (“RIBC”), a wholly-owned subsidiary of Riggs Bank, N.A., Washington, D.C.;

     WHEREAS, RIBC has been advised by the Atlanta Reserve Bank of deficiencies in its compliance with applicable federal laws, rules, and regulations relating to anti-money laundering policies and procedures, including the Currency and Foreign Transactions Reporting Act, 31 U.S.C. 5311 et seq. (the Bank Secrecy Act (the “BSA”)); the rules and regulations issued thereunder by the U.S. Department of the Treasury (31 C.F.R. Part 103); and the suspicious activity reporting requirements of Regulation K of the Board of Governors of the Federal Reserve System (the “Board of Governors”) (12 C.F.R. 211.5(k));

     WHEREAS, in furtherance of the common goals of Riggs National Corporation, RIBC, and the Board of Governors to ensure that the consolidated organization is operated in a safe and sound manner and that all deficiencies in RIBC’s anti-money laundering policies and procedures are satisfactorily addressed, Riggs National Corporation and RIBC are consenting to the issuance of this Cease and Desist Order (the “Order”) by the Board of Governors;

     WHEREAS, Riggs Bank, N.A. has announced its intention to close RIBC, and RIBC will take all appropriate steps necessary to ensure compliance with the provisions of this Order as they apply to the operations of RIBC throughout the process of terminating its business;

     WHEREAS, on May 13, 2004 the boards of directors of Riggs National Corporation and RIBC, at duly constituted meetings, adopted resolutions:

          (1) authorizing and directing Robert L. Allbritton and Henry D. Morneualt, to enter into this Order on behalf of Riggs National Corporation and RIBC, respectively, and consenting to compliance by Riggs National Corporation and RIBC and their institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (12 U.S.C. 1813(u) and 1818(b)(3)) (the “FDI Act”), with each and every provision of this Order; and

          (2) waiving any and all rights that Riggs National Corporation and RIBC may have pursuant to section 8 of the FDI Act and 12 C.F.R. part 263 or otherwise:

               (a) to the issuance of a notice of charges;

               (b) to a hearing for the purpose of taking evidence with respect to any matter implied by or set forth in this Order;

               (c) to judicial review of this Order; and

               (d) to challenge or contest, in any manner, the basis, issuance, validity, terms, effectiveness or enforceability of this Order or any provision hereof.

     NOW, THEREFORE, before the filing of any notices and prior to the taking of any testimony or adjudication of, or finding on any issue of fact or law herein, and without this Order constituting an admission of any allegation made or implied by the Board of Governors in connection with this proceeding, and solely for the purpose of settlement of this proceeding:

     IT IS HEREBY ORDERED, pursuant to section 8(i) of the FDI Act, that Riggs National Corporation and RIBC shall cease and desist and take affirmative action as follows:

     Management Review

     1. (a) Within 20 days of this Order, the board of directors of Riggs National Corporation shall retain an independent consultant acceptable to the Richmond Reserve Bank to conduct a review of the functions and performance of the board of directors and senior management and to prepare a written report of findings and recommendations. The primary purpose of the management review shall be to aid in the development of an effective board of directors and management structure that is suitable to the needs of the consolidated organization and that is adequately staffed by qualified and trained personnel. The management review shall, at a minimum, address, consider, and include:

               (i) an assessment of the current structure and composition of the board of directors and any committees thereof, and a determination of the structure and composition needed to adequately supervise the operations of the consolidated organization, especially the compliance functions at Riggs National Corporation and its subsidiaries;

               (ii) the identification of the type and number of officer positions needed to manage and properly supervise the affairs of the consolidated organization; and

               (iii) an evaluation of each executive and senior compliance officer to determine whether the individual possesses the ability, experience, and other qualifications required to competently perform present and anticipated duties, to adhere to the policies and procedures of the consolidated organization and maintain it in a safe and sound condition, and to comply with the requirements of this Order.

          (b) A copy of the written report required by paragraph 1(a) shall be provided to the Richmond Reserve Bank at the same time it is provided to Riggs National Corporation.

Board Oversight

     2. Within 60 days of this Order, Riggs National Corporation’s board of directors shall submit to the Richmond Reserve Bank a written plan to strengthen board oversight of the management and operations of the consolidated organization. The plan shall, at a minimum, address, consider, and include:

          (a) The actions that the board of directors will take to maintain effective supervision of the consolidated organization’s senior management and major operations and activities;

          (b) the responsibility of the board of directors to monitor management’s adherence to approved policies and procedures and to applicable laws and regulations;

          (c) a description of the detailed information to be included in the periodic reports that will be reviewed by the board of directors in its oversight of the operations and management of the consolidated organization; and

          (d) criticisms relating to the board of directors’s oversight of management noted in the most recent report of inspection and the report of the most recent corporate governance targeted review of Riggs National Corporation (collectively, the “Reports”).

Risk Management

     3. Within 60 days of this Order, Riggs National Corporation shall submit to the Richmond Reserve Bank an acceptable plan designed to improve the consolidated organization’s risk management practices. The plan shall, at a minimum, address, consider, and include:

          (a) Procedures to ensure the prompt identification and effective measurement, monitoring and control of key risks throughout the consolidated organization;

          (b) enterprise-wide risk management practices, including overall policies, procedures, risk limits, and management reporting;

          (c) the board of directors’s and senior management’s responsibilities for identifying, measuring, monitoring, and controlling risk;

          (d) procedures for evaluation, approval, and oversight of policies, procedures, risk limits, new business initiatives, and strategic changes; and

          (e) the risk management criticisms noted in the Reports.

Internal Audit

     4. Within 60 days of this Order, Riggs National Corporation shall submit to the Richmond Reserve Bank an acceptable written internal audit program for the consolidated organization. The program shall, at a minimum, address, consider, and include:

          (a) Generally accepted auditing standards, including, but not limited to, the scope and frequency of audits and periodic reporting to the board of directors;

          (b) direct lines of reporting between the auditors and the board of directors;

          (c) periodic review of the consolidated organization’s internal controls;

          (d) the requirements outlined in the Amended Interagency Guidance on the Internal Audit Function and its Outsourcing, issued March 17, 2003;

          (e) the resources and expertise to be dedicated to ensuring the complete and timely implementation of the internal audit program; and

          (f) corrective steps to address criticisms of the audit function noted in the Reports, as well as criticisms of RIBC’s audit function noted in the most recent report of the examination of RIBC (the “Report of Examination”).

Dividends, Interest Payments, and Stock Redemption

     5. (a) Riggs National Corporation shall not declare or pay any dividends without the prior written approval of the Richmond Reserve Bank and the Director of the Division of Banking Supervision and Regulation of the Board of Governors (the “Director”).

          (b) Riggs National Corporation shall not make any distributions of interest, principal, or other sums with respect to the debentures issued in connection with its trust preferred securities without the prior written approval of the Richmond Reserve Bank and the Director.

          (c) Riggs National Corporation shall not purchase, redeem, or otherwise acquire, directly or indirectly, any of its stock without the prior written approval of the Richmond Reserve Bank and the Director.

          (d) All requests for prior written approval shall be received by the Richmond Reserve Bank at least 30 days prior to the proposed dividend declaration date, payment date, or repurchase date, and shall contain, but not be limited to, current and projected information on consolidated capital, asset quality, earnings, liquidity, and cash flow.

Anti-Money Laundering Compliance

     6. Within 60 days of this Order, RIBC shall submit to the Atlanta Reserve Bank an acceptable written program designed to ensure compliance with all applicable provisions of the BSA and the rules and regulations issued thereunder. The program shall include provisions for updates on an ongoing basis as necessary to incorporate amendments to the BSA and the rules and regulations thereunder. The program shall take into account any plan for the termination of RIBC’s operations and accounts.

          (a) The program shall, at a minimum, upgrade and improve RIBC’s system of internal controls to ensure compliance with the BSA and the rules and regulations thereunder, including, but not limited to, policies and procedures designed to:

               (i) ensure compliance with all applicable reporting and recordkeeping requirements;

               (ii) identify, assess, and manage risks associated with the types of accounts, transactions, and services provided by RIBC;

               (iii) ensure identification and verification of the identity of account holders and transactors in accordance with applicable regulations; and

               (iv) effectively monitor transactions, including incoming and outgoing funds transfers, ACH transactions, checks, cash and monetary instruments, and internal funds transfers involving corporate and partnership entities, for suspicious or unusual activities.

          (b) The program shall provide for regular, comprehensive, independent testing of compliance with the BSA and the rules and regulations thereunder, and shall ensure, at a minimum, that compliance review:

               (i) is performed frequently and is fully documented;

               (ii) is conducted with the appropriate segregation of duties; and

               (iii) covers all substantive requirements and compliance processes, including, but not limited to, reporting lines for following up on compliance findings and procedures to ensure that compliance issues are fully addressed at the appropriate management level and satisfactorily resolved.

          (c) The program shall provide for adequate training of all appropriate personnel, conducted by competent staff and covering all relevant BSA and related requirements (including accurate recordkeeping and form completion and the detection and reporting of suspicious activity), and ensure that the training is reviewed on a regular basis so that all personnel have the most current information available.

          (d) The program shall provide that RIBC’s program is at all times managed by a qualified officer with responsibility for all BSA compliance and related matters, that adequate resources are available to implement and maintain an effective compliance program, and that the Atlanta Reserve Bank will receive notification of any change in the BSA compliance officer position.

Suspicious Activity Reporting and Customer Due Diligence

     7. Within 60 days of this Order, RIBC shall submit to the Atlanta Reserve Bank an acceptable written customer due diligence program designed to reasonably ensure the identification and timely, accurate, and complete reporting of all known or suspected violations of law against or involving RIBC to law enforcement and supervisory authorities as required by the suspicious activity reporting provisions of Regulation K of the Board of Governors (12 C.F.R. 211.5(k)). The program shall take into account any plan for the termination of RIBC’s operations and accounts. At a minimum, the program shall include:

          (a) An effective system to ensure that all known or suspected violations of law are properly identified and reported;

          (b) a risk focused assessment of RIBC’s customer base to:

               (i) identify the categories of customers whose transactions and banking activities are routine and usual; and

               (ii) determine the appropriate level of enhanced due diligence necessary for those categories of customers that RIBC has reason to believe pose a heightened risk of illicit activities at or through RIBC; and

         (c) for those customers whose transactions require enhanced due diligence, additional procedures to:

               (i) determine and obtain the appropriate documentation necessary to confirm the identity and business activities of the customer;

               (ii) understand the normal and expected transactions of the customer; and

               (iii) report suspicious activities in compliance with the reporting requirements set forth in Regulation K of the Board of Governors (12 C.F.R. 211.5(k)).

Transaction Review

     8. (a) Within 20 days of this Order, RIBC shall engage the services of a qualified independent firm (the “Consultant”) acceptable to the Atlanta Reserve Bank to conduct a review of account and transaction activity to determine whether suspicious activity involving accounts or transactions at, by, or through RIBC was properly identified and reported in accordance with applicable suspicious activity reporting regulations (the “Review”).

          (b) Within 10 days of the engagement of the Consultant, but prior to the commencement of the Review, RIBC shall submit to the Atlanta Reserve Bank for approval an engagement letter that sets forth:

               (i) The scope of the Review, including the types of accounts and transactions to be reviewed;

               (ii) the methodology for conducting the Review, including any sampling procedures to be followed;

               (iii) the time period to be covered by the Review, to include, at a minimum, January 2002 through April 2004;

               (iv) the expertise and resources to be dedicated to the Review; and

               (v) the anticipated date of completion of the Review.

          (c) Upon completion of the Review, RIBC shall provide to the Atlanta Reserve Bank a copy of the Consultant’s report detailing the findings of the Review.

          (d) Upon completion of the Review, RIBC shall ensure that all transactions previously required to be reported have been reported in accordance with applicable regulations and guidelines.

     9. Within 60 days of this Order, RIBC shall submit to the Atlanta Reserve Bank an acceptable written plan designed to ensure compliance with the regulations of the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) (31 C.F.R. 500 et seq.), as well as any guidelines issued or administered by OFAC. The plan shall include, at a minimum, procedures to ensure that customer transactions are processed in accordance with OFAC requirements and in accordance with a regularly updated list of entities and individuals whose transactions or assets are required to be blocked, frozen, or monitored.

Approval and Progress Reports

     10. The program and plan required by paragraphs 3 and 4 of this Order shall be submitted to the Richmond Reserve Bank for review and approval. The programs, plan, and engagement letter required by paragraphs 6, 7, 8, and 9 of this Order shall be submitted to the Atlanta Reserve Bank for review and approval. Acceptable programs and plans and an acceptable engagement letter shall be submitted to the applicable Reserve Bank within the time periods set forth in this Order. Riggs National Corporation and RIBC, as applicable, shall adopt the approved programs, plans, and engagement letter within 10 days of approval by the applicable Reserve Bank and then shall fully comply with them. During the term of this Order, the approved programs, plans, and engagement letter shall not be amended or rescinded without the prior written approval of the applicable Reserve Bank.

     11. Within 30 days after the end of each quarter following the date of this Order, Riggs National Corporation and RIBC shall submit to the Richmond and Atlanta Reserve Banks written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Order that are applicable to them, and the results thereof. The Richmond and Atlanta Reserve Banks may, in writing, discontinue the requirement for progress reports or modify the reporting schedule.

Notices

     12. All communications regarding this Order shall be sent to:

(a)	James Barnes Vice President Federal Reserve Bank of Richmond Post Office Box 27622 Richmond, VA 23261

(b)	Robert Schenck Vice President Federal Reserve Bank of Atlanta 9100 NW 36 Street Miami, FL 33178

(c)	Timothy C. Coughlin, President Riggs National Corporation 800 17th Street, NW Washington, DC 20006-3944

(d)	Henry D. Morneault, Chairman Riggs International Banking Corporation 800 17th Street, NW Washington, DC 20006-3944

Miscellaneous

     13. The provisions of this Order shall be binding on Riggs National Corporation, RIBC, and each of their institution-affiliated parties in their capacities as such, and their successors and assigns.

     14. Each provision of this Order shall remain effective and enforceable until stayed, modified, terminated or suspended in writing by the Board.

     15. Notwithstanding any provision of this Order, the Richmond and Atlanta Reserve Banks may, in their sole discretion, grant written extensions of time to Riggs National Corporation or RIBC to comply with any provision of this Order.

     16. The provisions of this Order shall not bar, estop or otherwise prevent the Board of Governors, the Richmond Reserve Bank, the Atlanta Reserve Bank, or any federal or state agency from taking any further or other action affecting Riggs National Corporation or any of its subsidiaries, including RIBC, or any of their current or former institution-affiliated parties or their successors or assigns.

     By order of the Board of Governors of the Federal Reserve System this 14th day of May, 2004.

RIGGS NATIONAL CORPORATION	BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

By: /s/ Robert L. Allbritton	By:/s/ Robert DeV. Frierson
Robert L. Allbritton	Robert DeV. Frierson
Chairman and Chief Executive Officer	Deputy Secretary of the Board

RIGGS INTERNATIONAL BANKING CORPORATION

By:/s/ Henry D. Morneault
Henry D. Morneault
Chairman